DNB Financial Corporation

For further information, please contact:

Gerald F. Sopp CFO/Executive Vice-President

484.359.3138FOR IMMEDIATE RELEASE

gsopp@dnbfirst.com (NasdaqCM: DNBF)

DNB Financial Corporation Reports Third Quarter 2019 Results

Downingtown PA, October 23, 2019 (GLOBE NEWSWIRE)– DNB Financial Corporation (NASDAQ: DNBF), today reported net income of $2.9 million, or $0.66 per diluted share, for the quarter ended September 30, 2019, compared with $3.0 million, or $0.70 per diluted share, for the same quarter, last year. For the nine months ended September 30, 2019, net income was $8.0 million, or $1.86 per diluted share, compared with $7.7 million, or $1.78 per diluted share, for the same period, last year.

DNB Financial Corporation (the “Company” or “DNB”) is the parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region.

Merger Update

As previously announced, DNB entered into a definitive agreement on June 5, 2019, whereby S&T Bancorp (“S&T”) (NASDAQ: STBA) will acquire DNB in an all-stock transaction.  All required regulatory approvals have been received and DNB shareholders have approved the merger agreement.  The transaction is expected to close in the fourth quarter of 2019, after satisfaction of customary closing conditions. Non-interest expense for the most recent quarter included $362,000 of transaction expenses related to the merger with S&T compared with $519,000 of transaction expenses for the quarter ending June 30, 2019.

William J. Hieb, President and CEO commented, “Despite the very challenging interest rate environment, our strong capital levels, solid asset quality and controlled operating expenses helped to produce another quarter of solid financial performance.”  Mr. Hieb added, “The slower pace of loan growth provides us with the opportunity to decrease non-relationship brokered deposits and focus on fee-generating relationship deposits.  Our goal to maximize shareholder value remains evident and we continue to look forward to our affiliation with S&T and the strength of our combined franchise.”

Highlights

•

Asset quality remained strong as net charge-offs were only 0.06% (annualized) of total average loans for the third quarter of 2019.  Non-performing loans were 0.77% of total loans at September 30, 2019.

•	Despite net interest margin pressure caused by the flat yield curve, net interest income was approximately $9.2 million for both the quarters ending September 30, 2019 and 2018.
•	Non-interest bearing deposits represented 18.7% of total deposits as of September 30, 2019. As of the same date, core deposits were 73.1% of total deposits.
•

Wealth management assets under care were $288.9 million as of September 30, 2019, compared with $253.3 million as of December 31, 2018.  Wealth management fees represented nearly 35% of total fee income for the third quarter of 2019.

•	The Company paid a quarterly cash dividend of $0.07 per share on September 18, 2019.

Income Statement Summary

Net income of $2.9 million for the third quarter of 2019 generated a return on average assets (“ROAA”) and return on average tangible equity (“ROTE”) (a non-GAAP measure) of 0.99% and 10.9%, respectively.  A discussion of non-GAAP measures in this release is included below and a reconciliation of this and other GAAP to non-GAAP measures is included on page 10.

Net interest income for the three months ending September 30, 2019 was $9.2 million, which represented a $312,000 decrease from the quarter ending June 30, 2019, and a $52,000 increase from the quarter ending September 30, 2018.  The net interest margin for the third quarter of 2019 was 3.32%, which represented a 13 basis point decrease on a sequential quarter basis.  The net interest margin fell seven basis points from September 30, 2018 as the 11 basis point increase in the weighted average yield on interest-earning assets was offset by the higher cost of interest-bearing liabilities and a $95,000 net reduction in purchase accounting marks.  For the third quarters of 2019 and 2018, the weighted average yields on total interest-earning assets were 4.41% and 4.30%, respectively, which included purchase accounting marks.

Total interest expense was $3.0 million for both the three months ending September 30, 2019 and June 30, 2019, compared with $2.5 million for the three months ending September 30, 2018.  The weighted average rate paid for interest-bearing liabilities was 1.18%, 1.17%, and 0.98% for the quarters ending September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

The provision for credit losses was $325,000 for the third quarter of 2019, compared with $100,000 for both the second quarter of 2019, and the third quarter of 2018.  As of September 30, 2019, the allowance for credit losses was $6.9 million and represented 0.74% of total loans.

Total non-interest income for the third quarter of 2019 was $1.5 million, compared with $1.3 million for the second quarter of 2019 and $1.4 million for the quarter ending September 30, 2018.  The most recent quarter included $121,000 of gains realized from the sale of investment securities.  Wealth management fees were $513,000 for the third quarter of 2019, compared with $530,000 for the second quarter of 2019, and $542,000 for the third quarter of 2018.  Wealth management fees represented nearly 35% of total fee income for the most recent quarter.

Non-interest expense was $6.7 million for the quarter ending September 30, 2019, compared with $7.5 million for the quarter ending June 30, 2019, and $6.8 million for the quarter ending September 30, 2018.  Non-interest expense for the most recent quarter included $362,000 of transaction expenses related to the aforementioned merger with S&T compared with $519,000 of transaction expenses for the quarter ending June 30, 2019.  The efficiency ratio was approximately 63% for the three months ended

September 30, 2019.   Income tax expense was $755,000 for the three months ending September 30, 2019 compared with $660,000 for the three months ending June 30, 2019, and $629,000 for the quarter ending September 30, 2018.  The effective tax rate for the most recent quarter was 20.8%, compared with 17.2%, for the same quarter, last year. The effective tax rate increased due to certain transaction costs, which are non-deductible for federal tax purposes.

Balance Sheet Summary

As of September 30, 2019, total assets were $1.1 billion.  Since December 31, 2018, total average interest-earning assets decreased $1.9 million, or less than one percent, although total average loans increased $1.2 million over that same time period.  Total average deposits decreased $2.3 million, or less than one percent since December 31, 2018.  As of September 30, 2019, total shareholders’ equity was $121.1 million, compared with $111.8 million as of December 31, 2018.  Tangible book value per share (a non-GAAP measure) was $24.29 as of September 30, 2019, compared with $22.21 as of December 31, 2018.  See Reconciliation of Non-GAAP Financial Measures on page 10.

As of September 30, 2019, total loans were $923.9 million, or 83.0% of total assets.  At the same date, commercial loans totaled $777.7 million and represented 84.2% of total loans.  Total loan growth was impacted by a relatively high level of payoffs due to property sales and the completion of several construction projects.  The Company views commercial lending as the highest and best use of its capital as these loans generally have higher yields and shorter durations.    Over the past nine months, commercial business loans grew $8.1 million or 4.9%. That growth, however, was offset by an $8.1 million, or 1.5%, decrease in commercial mortgage loans and a $729,000 decrease (less than one percent) decrease in commercial construction loans.  Residential mortgage and consumer loans also declined in the first nine months of 2019.  Loan originations have been prudent and conservative underwriting standards have been maintained.

Total core deposits declined $32.4 million, or 4.5%, since December 31, 2018, and were 73.1% of total deposits as of September 30, 2019.  Non-interest bearing deposits increased $9.6 million or 5.8% over the past nine months, and represented 18.7% of total deposits as of September 30, 2019.  The $45.8 million, or 42.1%, decrease in brokered deposits was due in large part to our increased emphasis on establishing and maintaining deposit relationship accounts, rather than wholesale funding.  As of September 30, 2019, the loan-to-deposit ratio was 99.1%.

Capital ratios continue to exceed all regulatory guidelines.  As of September 30, 2019, the tier 1 leverage ratio was 10.19%, the tier 1 risk-based capital ratio was 12.87%, the common equity tier 1 risk-based capital ratio was 11.87%, and the total risk based capital ratio was 14.76%.  As of the same date, the tangible common equity-to-tangible assets ratio (a non-GAAP measure) was 9.59%.  Intangible assets and goodwill totaled $15.8 million as of September 30, 2019.  See Reconciliation of Non-GAAP Financial Measures on page 10.

Asset Quality Summary

Asset quality remained strong as net charge-offs were 0.06% (annualized) of total average loans for the quarter ending September 30, 2019.  Total non-performing assets, including loans and other real estate property, were $9.9 million as of September 30, 2019, compared with $10.8 million as of December 31, 2018, and $11.5 million as of September 30, 2018.  The ratio of non-performing loans to total loans was 0.77% as of September 30, 2019, versus 0.62% as of December 31, 2018.

Interest Rate Risk Management

DNB's strategy has been to seek shorter duration over yield in its lending and investing activities and lengthen duration in its financing activities to minimize interest rate risk.  The Company also strives to offer products and services that develop strong relationships to retain core deposits. The Bank has an Asset Liability Management Committee that actively monitors and manages the Bank's interest rate exposure using simulation models and gap analysis. The Committee's primary objective is to minimize the adverse impact of changes in interest rates on net interest income, while maximizing earnings.  Simulation model results show moderate risk in both a declining and rising rate environment in the 100, 200, 300 and 400 basis point shock scenarios. Rate changes ramped in over 24 months also show moderate risk.

Non-GAAP Based Financial Measures

The income statement summary and selected financial data contains non-GAAP financial measures calculated using non-GAAP amounts. These measures are tangible book value per common share, return on average tangible equity and tangible equity to tangible assets. Tangible book value per share adjusts the numerator by the amount of Goodwill and Other Intangible Assets (reduction of Shareholders' Equity). Return on average tangible equity adjusts the denominator by the amount of Goodwill and Other Intangible Assets (reduction of Shareholders’ Equity). Tangible common equity to tangible assets adjusts the numerator by the amount of Goodwill and Other Intangible Assets (reduction of Shareholders’ Equity) and adjust the denominator by the amount of Goodwill and Other Intangible Assets (reduction of Total Assets). Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of non-GAAP measures provides additional clarity when assessing our financial results and use of equity. Disclosures of this type should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

General Information

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 14 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on NASDAQ’s Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at https://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance. These forward-looking statements include statements with respect to DNB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond DNB’s control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by DNB with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance and there can be no assurances that: the proposed merger with S&T will close when expected or the expected returns and other benefits of the proposed merger to shareholders will be achieved: the strength of the United States economy in general and the strength of the local economies in which DNB conducts its operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors’ products and services for DNB’s products and services; the success of DNB in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; additional acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms; that expected benefits of the merger with S&T may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger transaction may not be timely completed, if at all; that prior to completion of the merger transaction or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory approvals, shareholder approvals, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger transaction; diversion of management time to merger-related issues; and the success of DNB at managing the risks involved in the foregoing. Further, DNB’s expectations with respect to the effects of the new tax law could be affected by future clarifications, amendments, and interpretations of such law. Annualized, pro forma, projected and estimated numbers presented herein are presented for illustrative purpose only, are not forecasts and may not reflect actual results.

DNB cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by DNB on its website or otherwise. DNB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of DNB to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the SEC, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2019	2018	2019	2018
EARNINGS:
Interest income	$12,245	$11,635	$37,124	$33,837
Interest expense	3,042	2,484	9,008	6,591
Net interest income	9,203	9,151	28,116	27,246
Provision for credit losses	325	100	625	850
Non-interest income	1,362	1,336	3,976	3,931
Gain from insurance proceeds	-	8	-	8
Gain on sale of investment securities	121	-	125	-
Gain on sale of SBA loans	-	27	-	37
Loss on sale / write-down of OREO and ORA	15	11	165	151
Transaction costs	362	-	881	-
Non-interest expense	6,359	6,762	20,480	20,892
Income before income taxes(1)	3,625	3,649	10,066	9,329
Income tax expense	755	629	2,022	1,647
Net income	$2,870	$3,020	$8,044	$7,682
Net income per common share, diluted	$0.66	$0.70	$1.86	$1.78

(1) Income before income taxes includes net accretion of purchase accounting fair value adjustments of $174,000 and $521,000 for the three and nine month periods ended September 30, 2019, respectively, compared with $267,000 and $744,000 for the same periods last year.

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	Sept 30,	December 31,
	2019	2018
FINANCIAL POSITION:
Cash and cash equivalents	$19,722	$17,321
Investment securities	122,945	158,669
Loans held for sale	259	419
Loans	923,949	934,971
Allowance for credit losses	(6,853)	(6,675)
Net loans	917,096	928,296
Premises and equipment, net	7,049	7,636
Restricted stock	5,760	5,616
Other assets	40,663	40,278
Total assets	$1,113,494	$1,158,235

Deposits	$932,117	$984,566
FHLB advances	31,188	32,935
Other borrowings	9,533	12,584
Subordinated debt	9,750	9,750
Other liabilities	9,793	6,554
Stockholders' equity	121,113	111,846
Total liabilities and stockholders' equity	$1,113,494	$1,158,235

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2019	2019	2019	2018	2018
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Earnings and Per Share Data
Net income	$2,870	$2,587	$2,587	$3,002	$3,020
Basic earnings per common share	$0.66	$0.60	$0.60	$0.70	$0.70
Diluted earnings per common share	$0.66	$0.60	$0.60	$0.69	$0.70
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$27.94	$27.28	$26.57	$25.88	$25.06
Tangible book value per common share (Non-GAAP)	$24.29	$23.63	$22.91	$22.21	$21.38
Average common shares outstanding	4,335	4,331	4,327	4,317	4,307
Average diluted common shares outstanding	4,341	4,336	4,330	4,320	4,318

Performance Ratios
Return on average assets	0.99%	0.90%	0.91%	1.03%	1.07%
Return on average equity	9.46%	8.86%	9.22%	10.80%	11.17%
Return on average tangible equity (Non-GAAP)	10.89%	10.24%	10.71%	12.62%	13.11%
Yield on Loans and Leases	4.81%	4.89%	4.90%	4.85%	4.74%
Cost of Deposits	1.09%	1.07%	1.04%	0.97%	0.86%
Net interest margin	3.32%	3.45%	3.43%	3.45%	3.39%
Efficiency ratio	63.01%	68.31%	66.50%	62.45%	63.68%
Wtd average yield on earning assets	4.41%	4.53%	4.51%	4.44%	4.30%

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.06%	0.06%	0.07%	0.10%	-0.12%
Non-performing loans/Total loans	0.77%	0.66%	0.49%	0.62%	0.71%
Non-performing assets/Total assets	0.89%	0.78%	0.69%	0.94%	1.02%
Allowance for credit loss/Total loans	0.74%	0.72%	0.72%	0.71%	0.72%
Allowance for credit loss/Non-performing loans	96.90%	108.88%	146.24%	115.50%	101.36%

Capital Ratios
Total equity/Total assets	10.88%	10.24%	9.86%	9.66%	9.58%
Tangible equity/Tangible assets (Non-GAAP)	9.59%	8.99%	8.61%	8.40%	8.29%
Tier 1 leverage ratio	10.19%	9.89%	9.65%	9.48%	9.48%
Common equity tier 1 risk-based capital ratio	11.87%	11.33%	11.00%	10.76%	10.91%
Tier 1 risk based capital ratio	12.87%	12.31%	11.97%	11.74%	11.93%
Total risk based capital ratio	14.76%	14.15%	13.80%	13.57%	13.83%

Wealth Management Assets Under Care(1)	$288,938	$290,230	$273,980	$253,323	$269,074

(1) Wealth Management Assets Under Care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2019	2019	2019	2018	2018
EARNINGS:
Interest income	$12,245	$12,519	$12,360	$12,338	$11,635
Interest expense	3,042	3,004	2,962	2,780	2,484
Net interest income	9,203	9,515	9,398	9,558	9,151
Provision for credit losses	325	100	200	350	100
Non-interest income	1,362	1,343	1,271	1,268	1,336
Gain from insurance proceeds	-	-	-	-	8
Gain on sale of investment securities	121	1	3	-	-
Gain on sale of SBA loans	-	-	-	1	27
Loss on sale / write-down of OREO and ORA	15	37	113	20	11
Transaction costs	362	519	-	-	-
Non-interest expense	6,359	6,956	7,165	6,812	6,762
Income before income taxes	3,625	3,247	3,194	3,645	3,649
Income tax expense	755	660	607	643	629
Net income	$2,870	$2,587	$2,587	$3,002	$3,020
Net income per common share, diluted	$0.66	$0.60	$0.60	$0.69	$0.70

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2019	2019	2019	2018	2018
FINANCIAL POSITION:
Cash and cash equivalents	$19,722	$46,398	$34,893	$17,321	$10,702
Investment securities	122,945	129,880	148,122	158,669	161,230
Loans held for sale	259	501	449	419	-
Loans and leases	923,949	930,521	933,697	934,971	908,293
Allowance for credit losses	(6,853)	(6,672)	(6,719)	(6,675)	(6,559)
Net loans and leases	917,096	923,849	926,978	928,296	901,734
Premises and equipment, net	7,049	7,231	7,360	7,636	7,881
Right of use asset	3,605	3,791	3,976	-	-
Goodwill	15,525	15,525	15,525	15,525	15,525
Restricted stock	5,760	5,734	6,389	5,616	5,864
Other assets	21,533	21,500	23,002	24,753	25,179
Total assets	$1,113,494	$1,154,409	$1,166,694	$1,158,235	$1,128,115

Demand	$174,341	$178,454	$166,806	$164,746	$168,311
NOW	204,646	214,806	233,077	236,071	213,707
Money market	225,549	236,707	231,524	235,023	227,797
Savings	76,903	79,489	78,748	77,979	78,996
Core deposits	681,439	709,456	710,155	713,819	688,811
Time deposits	187,805	178,530	162,939	162,096	154,021
Brokered deposits	62,873	87,877	107,163	108,651	97,049
Total deposits	932,117	975,863	980,257	984,566	939,881
FHLB advances	31,188	31,203	41,918	32,935	36,952
Repurchase agreements	-	-	-	-	4,089
Subordinated debt	9,750	9,750	9,750	9,750	9,750
Other borrowings	9,533	9,551	9,568	12,584	22,833
Other liabilities	5,804	5,712	5,857	6,554	6,551
Operating lease liability	3,989	4,174	4,358	-	-
Stockholders' equity	121,113	118,156	114,986	111,846	108,059
Total liabilities and stockholders' equity	$1,113,494	$1,154,409	$1,166,694	$1,158,235	$1,128,115

DNB Financial Corporation
Condensed Consolidated Statements of Financial Condition - Quarterly Average Balances (Unaudited)
(Dollars in thousands)

	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2019	2019	2019	2018	2018
FINANCIAL POSITION:
Cash and cash equivalents	$57,858	$33,562	$18,390	$25,269	$21,676
Investment securities	126,591	142,323	157,364	159,717	163,800
Loans held for sale	288	393	289	320	338
Loans and leases	921,180	934,156	935,169	919,985	889,113
Allowance for credit losses	(6,766)	(6,742)	(6,785)	(6,550)	(6,567)
Net loans and leases	914,414	927,414	928,384	913,435	882,546
Premises and equipment, net	7,176	7,306	7,540	7,789	8,059
Right of use asset	3,720	3,908	1,390	-	-
Goodwill	15,525	15,525	15,525	15,525	15,525
Restricted Stock	5,754	5,818	6,138	5,759	6,262
Other assets	20,323	20,907	23,695	23,816	24,012
Total assets	$1,151,649	$1,157,156	$1,158,715	$1,151,630	$1,122,218

Demand	$174,229	$168,818	$160,852	$168,495	$174,798
NOW	214,190	226,823	228,907	222,638	215,055
Money market	240,340	233,614	233,101	241,777	238,679
Savings	77,366	78,689	78,713	78,069	79,695
Core deposits	706,125	707,944	701,573	710,979	708,227
Time deposits	179,720	168,098	162,715	157,944	141,794
Brokered deposits	84,928	102,573	107,639	104,161	85,690
Total deposits	970,773	978,615	971,927	973,084	935,711
FHLB advances	31,195	32,965	45,493	34,834	45,549
Repurchase agreements	-	-	-	1,168	4,644
Subordinated debt	9,750	9,750	9,750	9,750	9,750
Other borrowings	10,425	9,581	11,158	15,752	13,060
Other liabilities	5,045	4,777	5,051	6,780	6,193
Operating lease liability	4,104	4,291	1,522	-	-
Stockholders' equity	120,357	117,177	113,814	110,262	107,311
Total liabilities and stockholders' equity	$1,151,649	$1,157,156	$1,158,715	$1,151,630	$1,122,218

DNB Financial Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Reconciliation of Tangible Book Value Per Common Share to Book Value Per Common Share
(In thousands, except share and per share data)
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2019	2019	2019	2018	2018
Stockholders' Equity	$121,113	$118,156	$114,986	$111,846	$108,059
Goodwill	15,525	15,525	15,525	15,525	15,525
Other intangible assets	281	302	322	343	364
Tangible common equity (Non-GAAP)	$105,307	$102,329	$99,139	$95,978	$92,170

Outstanding shares	4,334,782	4,331,121	4,327,415	4,321,745	4,311,860

Book value per common share (GAAP)	$27.94	$27.28	$26.57	$25.88	$25.06
Tangible book value per common share (Non-GAAP)	24.29	23.63	22.91	22.21	21.38

Return on Average Tangible Equity
(Dollars in thousands)	For the Quarter Ended
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2019	2019	2019	2018	2018
Average Stockholders' Equity	$120,357	$117,177	$113,814	$110,262	$107,311
Average goodwill	15,525	15,525	15,525	15,525	15,525
Average other intangible assets	291	312	333	354	376
Average tangible stockholders' equity (Non-GAAP)	$104,541	$101,340	$97,956	$94,383	$91,410

Net Income	$2,870	$2,587	$2,587	$3,002	$3,020

Return on average stockholders' equity (GAAP)	9.46%	8.86%	9.22%	10.80%	11.17%
Return on average tangible equity (Non-GAAP)	10.89	10.24	10.71	12.62	13.11

Tangible Equity/Tangible Assets
(Dollars in thousands)
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
	2019	2019	2019	2018	2018
Stockholders' Equity	$121,113	$118,156	$114,986	$111,846	$108,059
Goodwill	15,525	15,525	15,525	15,525	15,525
Other intangible assets	281	302	322	343	364
Tangible common equity (Non-GAAP)	$105,307	$102,329	$99,139	$95,978	$92,170

Assets	1,113,494	1,154,409	1,166,694	1,158,235	1,128,115
Goodwill	15,525	15,525	15,525	15,525	15,525
Other intangible assets	281	302	322	343	364
Tangible assets (Non-GAAP)	1,097,688	1,138,582	1,150,847	1,142,367	1,112,226

Total equity/Total assets (GAAP)	10.88%	10.24%	9.86%	9.66%	9.58%
Tangible common equity/Tangible assets (Non-GAAP)	9.59	8.99	8.61	8.40	8.29